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                        EXHIBIT 3.3


         CERTIFICATE OF CORRECTION FILED TO CORRECT
       CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT
                 OF MAIL-WELL 1 CORPORATION
       FILED IN THE OFFICE OF THE SECRETARY OF STATE
             OF DELAWARE ON SEPTEMBER 11, 1995.

     Mail-Well I Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

1.   The name of the corporation is Mail-Well 1 Corporation.

2. That a Certificate of amendment was filed by the Secretary of State of Delaware on September 11, 1995 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows: the name was incorrectly stated in the document as Mail-Well 1 Corporation, the specific error being that the name contains the number "1" as opposed to the Roman Numeral "I".

4.   Article First of the Certificate is corrected to read as follows:
     That the sole stockholder of the Company, pursuant to a written consent signed and effective as of August 23, 1995, adopted the following resolutions, proposing and declaring advisable and in the best interests of the company the amendment to the Certificate of Incorporation of the Company set forth in such resolutions:

          RESOLVED, that the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), be amended by deleting Article I in its entirety and substituting the following therefor:

              The name of the corporation is Mail-Well I Corporation.

     IN WITNESS WHEREOF, said Mail-Well 1 Corporation has caused this Certificate to be signed by Roger Wertheimer, its V.P.-General Counsel, and attested by Jana L. Brown, its V.P.-Controller, this 28th day of August, 1996.

                                        MAIL-WELL 1 CORPORATION

                                        By:  /s/ Roger Wertheimer
                                             -------------------------
                                             Roger Wertheimer
ATTEST:

By:  /s/ Jana L. Brown
     -------------------------
     Jana L. Brown